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                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)     November 7, 2002



                              NYMEX HOLDINGS, INC.

               (Exact Name of Registrant as Specified in Charter)



Delaware                          333-30332                  13-4098266
(State or Other Jurisdiction     (Commission                (IRS Employer
       of Incorporation)         File Number)                Identification No.)




One North End Avenue, World Financial Center, New York, NY           10282-1101
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code   (212) 299 - 2000


                                       N/A
          (Former Name or Former address, if Changed Since Last Report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On October 29, 2002, the Board of Directors of NYMEX Holdings, Inc., (the "Company") ratified the recommendation of the Audit Committee that the accounting firm, KPMG LLP, be appointed as the independent auditor of the Company for the fiscal year ending December 31, 2002, effective immediately.

During the two most recent fiscal years and the subsequent interim period through October 29, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) of the Company.

During the two most recent fiscal years and the subsequent interim period through October 29, 2002, neither the Company nor any other person on its behalf has consulted with KPMG LLP on any application of accounting principles or any other matter as set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NYMEX HOLDINGS, INC.





                                      By: /s/ Patrick F. Conroy
                                      -------------------------------
                                      Patrick F. Conroy
                                      Senior Vice President - Finance


Dated: November 7, 2002